AGREEMENT

         This Agreement (the "Agreement") is made and entered into by and between Max N. Wallace ("Wallace") and Trimeris, Inc., a Delaware corporation (the "Company").

         WHEREAS, Wallace has been employed by the Company as Executive Vice President, General Counsel and Secretary, and has served as a member of the Board of Directors of the Company; and

         WHEREAS, as of July 10, 1997, Wallace resigned as an employee of the Company and from his positions as Executive Vice President, General Counsel and Secretary and as a member of the Board of Directors of the Company; and

         WHEREAS, as of July 10, 1997, Wallace became an independent consultant to the Company and will remain employed by the Company in that capacity until December 31, 1997; and

         WHEREAS, the Company is willing to extend, and Wallace is willing to accept, the benefits and agreements specified in this Agreement.

         NOW, THEREFORE, in consideration of all the above and of mutual promises contained in this Agreement, Wallace and the Company agree as follows:

         1. The Company will employ Wallace as an independent consultant at his current monthly salary of $13,625.00. Wallace will perform consulting services for the Company in the following areas: (a) completing its current public offering; (b) in developing a strategy for interacting and working cooperatively with AIDS activist groups and other third party groups interested in the development and commercialization of T-20; (c) transitional legal matters; and
(d) other matters as mutually agreed upon. Wallace agrees to perform his duties in a diligent, trustworthy and efficient manner and to use his best efforts to advance the business and goodwill of the Company. Wallace agrees to keep all confidential or proprietary information of the Company disclosed to him during the term of his employment and consultancy in confidence, and will refrain from disclosing such information to any third party, except with the express written consent of the Company.

                  Wallace agrees to devote a reasonable amount of his business and professional time, skill, energy and attention to the business of the Company as necessary to fulfill his obligations set forth in the previous paragraph. During the term of his consultancy, Wallace will not engage in any other business activity, or render any services, give any advice or serve in any advisory or consulting capacity, whether gratuitously or otherwise, to or for any other person, firm, corporation or other entity in direct competition with the Company in the field of viral membrane fusion.

         The term of Wallace's consultancy with the Company shall extend until December 31, 1997, upon the terms and conditions specified in this Agreement. Thereafter, the Company will continue to pay to Wallace his current monthly salary through and including June 30, 1998. All such payments shall be made according to the Company's usual payroll schedulesand shall be subject to usual and customary withholdings.

         2. The Company will continue its coverage of Wallace under the Company's health, life, disability insurance and other employee benefit programs through and including June 30, 1998, pursuant to the terms of those programs as they apply to all employees of the Company. If the Company is unable to provide such coverage, it shall pay to Wallace an amount sufficient on an after tax basis to obtain such coverage. The Company will also pay Wallace for any accrued unused vacation through July 10, 1997, subject to usual and customary withholdings. The Company will reimburse Wallace for any reasonable necessary expenses incurred by him in fulfilling his consultancy for the Company, subject to the Company's policies on expense reimbursement.

         3. The payments described in Sections 1 and 2 hereof shall continue regardless of the death or disability of Wallace.

         4. As of the date hereof and taking into account the 1 for 8.5 reverse stock split of the Company effective as of July 11, 1997, Wallace owns the shares of Common Stock of the Company in the amounts and bearing the certificate numbers listed in Schedule A attached hereto and incorporated herein by reference, which shares are subject to certain vesting and other restrictive provisions. The Company agrees that, as reflected in Schedule A and effective as of the date of execution of this Agreement (and assuming no subsequent revocation of this Agreement by Wallace pursuant to Section 16 hereof), (i) vesting of the 24,015 shares which were unvested as of July 10, 1997 under Certificate Nos. 126 and 127 shall be accelerated and such 24,015 shares shall become fully vested, and (ii) the 34,588 shares represented by Certificate No. 128 and issued pursuant to that certain Stock Restriction Agreement dated June 2, 1997 (the "June Stock Restriction Agreement") shall not be so accelerated and instead shall continue to vest according to the vesting schedule set forth in the June Stock Restriction Agreement through and including June 30, 1998. At such time, 12,971 of such shares shall be vested, and the remaining 21,617 shares shall cease to vest and shall become subject to the repurchase rights described in the June Stock Restriction Agreement. The Company agrees to amend any agreements and take all other necessary or appropriate corporate action as may be required to effectuate the provisions of this Section 3.

         5. Wallace expressly acknowledges and reaffirms the obligations in the Proprietary Information and Inventions Agreement dated February 11, 1994 by and between the Company and Wallace (the "Proprietary Information and Inventions Agreement"), and agrees that he will not use for himself, or for any other business, or divulge or convey to any other companies or individuals, any secret or confidential information, knowledge or data of or about the Company or its business, or that of or about third parties obtained by him or divulged to him during the period of his employment or consultancy with the Company.

         6. During the term of his consultancy under this Agreement, Wallace will remain fully subject to Section 3 of his Proprietary Information and Inventions Agreement with the Company so long as such inventions arise out of his efforts with the Company.

         7. (a) In consideration of the promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wallace hereby releases, and forever irrevocably discharges the Company, its past, present and future officers, directors, agents, shareholders, employees, and representatives (the "Releasees"), jointly and individually, from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys' fees, cost and expenses of suit, and liabilities whatsoever, which Wallace had, now has or may have, whether the same be at law, in equity, or mixed, upon or by reason of any matter or cause whatsoever, with respect to events which occurred prior to the date of execution of this Agreement (including, but not limited to, any claim arising under the Age Discrimination in Employment Act, the Civil Rights Act of 1964 (Title VII) and 1991, the Employee Retirement Income Security Act, the Americans with Disabilities Act, all federal, state and local civil rights statutes, and any other statutory, equitable, or common law claims, including but not limited to impairment of economic opportunity, wrongful discharge, or intentional or negligent infliction of emotional distress), except such rights, benefits and claims of Wallace which expressly accrue under and pursuant to this Agreement or under Wallace's existing stock restriction agreements as modified hereby.

                  (b) In consideration of the promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby releases, and forever irrevocably discharges Wallace from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, pain and suffering, attorneys' fees, cost and expenses of suit, and liabilities whatsoever, which the Company had, now has or may have, whether the same be at law, in equity, or mixed, upon or by reason of any matter or cause whatsoever, with respect to events which occurred prior to the date of execution of this Agreement, except such rights, benefits and claims of the Company which expressly accrue, under and pursuant to this Agreement or under Wallace's existing stock restriction agreements as modified hereby.

         8. (a) As a material inducement to the Company to enter into this Agreement, Wallace agrees to indemnify and hold the Company and each of the Releasees harmless from and against any and all loss, cost, damage, or expense, including, without limitation, attorneys' fees, incurred by Releasees or any of them, arising out of any material breach of this Agreement by Wallace or the fact that any material representation made herein by him was knowingly false when made.

                  (b) As a material inducement to Wallace to enter into this Agreement, the Company agrees to indemnify Wallace from and against any and all loss, cost, damage or expense, including, without limitation, attorneys' fees, incurred by Wallace, arising out of any material breach of this Agreement by the Company or the fact that any material representation made herein by it was knowingly false when made.

         9. Each of the parties acknowledge and recognize that a violation of this Agreement and its covenants will cause irreparable damage to the other party and that the other party will have no adequate remedy at law for such violation. Accordingly, each of the parties agrees that the other party will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of the Agreement or covenant. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

         10. Wallace acknowledges that, except as set forth herein, he is not entitled to any compensation, monies or benefits from the Company, including but not limited to compensation for accrued vacation, bonuses, commissions, expenses or other forms of compensation. Wallace hereby waives all rights to any payments other than for outstanding bona fide business expenses that occurred prior to July 10, 1997.

         11. This Agreement represents and contains the entire agreement and understanding between Wallace and the Company with respect to its subject matter, and it supersedes any and all prior oral and written agreements and understandings, and no representation, warranty, condition, understanding, or agreement of any kind with respect to the subject matter of this Agreement will be relied upon by Wallace unless specifically incorporated in this Agreement; provided, however, that Wallace's existing stock restriction agreements, as modified hereby, his Proprietary Information and Inventions Agreement and the Indemnification Agreement dated July 2, 1997, by and between the Company and Wallace, will each remain in full force and effect. Further, this Agreement is intended to be a binding contract between the parties and shall not be modified, except by writing signed by both parties.

         12. Certain payments made under this Agreement may be subject to required income and other tax withholdings. Wallace will be responsible for any taxes which may be due as a result of any payments made by the Company as described above, and Wallace agrees to indemnify and hold the Company harmless from any claim and expense that the Company may incur as a result of any failure by Wallace to pay any such taxes.

         13. Wallace acknowledges and agrees that the payment by the Company of sums described in this Agreement is made in good faith and will not, for any purpose, be considered an admission of liability on the part of the Company, by whom liability is expressly denied, and no past or present wrongdoing on the part of the Company is implied by such payment. Wallace and the Company will maintain in confidence the contents of this Agreement and the consideration of this Agreement (hereinafter collectively referred to as "such information") and shall take every reasonable precaution to prevent disclosure of such information to third parties. Such information may be disclosed, however, if either Wallace or the Company is ordered to do so by a judge in any court proceeding, or is required to do so by law (including, without limitation, any requirement to include this Agreement as an Exhibit to any amendment to the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission on July 11, 1997). Such disclosure will not, however, terminate the continuing confidentiality obligations of the parties to this Agreement.

         14. Wallace agrees that for a period of one (1) year following the execution of this Agreement, Wallace shall not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, stockholder, employee, consultant or representative of any company or other business entity,
(i) engage in any business activity involving viral membrane fusion, or (ii) request any present or future customers or suppliers of the Company to curtail or cancel their business with the Company. Wallace further agrees that for a period of one (1) year following the execution of this Agreement, Wallace will not induce or attempt to induce, directly or indirectly, any employees or consultants of the Company to terminate his or her employment or association with the Company.

         15. By executing this Agreement, Wallace represents that he has completely read the terms of this Agreement, and that he fully understands and voluntarily and knowingly accepts those terms, including all releases of claims Wallace may have against the Company, in exchange for valuable consideration that Wallace was not otherwise entitled to receive.

         16. The Company hereby advises Wallace to consult with an attorney prior to executing this Agreement. Wallace is also advised that Wallace has twenty-one (21) days from the date on which Wallace was given a copy of this Agreement to review fully and consider whether or not he wishes to accept and agree to all the terms and conditions set forth herein.

         17. Wallace may revoke this Agreement within seven (7) days of signing it. Revocation must be made by delivering a written notice of revocation to Trimeris, Inc., 4727 University Drive, Suit 100, Durham, North Carolina 27707,
Attn: M. Ross Johnson, President and CEO. The Agreement shall not be effective and enforceable until this seven (7) day revocation period has expired.

         18. If one or more of the provisions, or portions thereof, of this Agreement are determined to be illegal or unenforceable, the remainder of this Agreement will not be affected by that determination and each remaining provision, or portion thereof, will continue to be valid and effective and will be enforceable to the fullest extent permitted by law.

         19. This Agreement shall be binding upon and inure to the benefit of Wallace, Wallace's, heirs, executors, representatives and administrators, as well as the predecessors, successors, purchasers and assigns of the Company. Wallace shall not assign this Agreement or delegate his obligations hereunder without the prior written consent of the Company.

         20. This Agreement may be plead as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement, except for an action based on a breach of this Agreement.

         21. This Release is made and entered into in the State of North Carolina and will be interpreted, enforced, and governed by the laws of the State of North Carolina, except to the extent preempted by Federal law.

         22. Wallace acknowledges receiving this Agreement on the ____ day of July, 1997.

         PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this RELEASE AND SETTLEMENT AGREEMENT this the 11th day of July, 1997.

                                           TRIMERIS, INC.


                                           By:  /s/  M. Ross Johnson
                                                M. Ross Johnson, President & CEO
WITNESS:


____________________________               /s/  Max N. Wallace
                                           Max N. Wallace

                                   SCHEDULE A

                          COMMON STOCK OWNED BY WALLACE


--------------------------------------------------------------------------------------------------------------------------
    PRE-STOCK SPLIT                         POST-STOCK SPLIT
-----------------------------------------------------------------
CERT. NO.    ORIGINAL      NUMBER OF     CERT.      NUMBER OF                      VESTING RESTRICTIONS
            ISSUE DATE       SHARES        NO.        SHARES
--------------------------------------------------------------------------------------------------------------------------
   11        01/15/93       250,000        124        29,412      Fully vested.
--------------------------------------------------------------------------------------------------------------------------
   26        03/01/95        50,000        125         5,882      None.
--------------------------------------------------------------------------------------------------------------------------
   45        10/31/96        60,000        126         7,059      Fully vested.
--------------------------------------------------------------------------------------------------------------------------
   50        05/02/97       448,500        127        52,765      Fully vested.
--------------------------------------------------------------------------------------------------------------------------
   60        06/02/97       294,000        128        34,588      2.08333% vests on the first day of each month during
                                                                  the period February 1, 1997 through June 1, 1998.
                                                                  Pursuant to this Agreement, an additional 2.08333% shall
                                                                  vest on June 30, 1998 after which date no further vesting
                                                                  shall take place.
--------------------------------------------------------------------------------------------------------------------------
TOTAL SHARES GRANTED AS OF JULY 10, 1997             129,706
--------------------------------------------------------------------------------------------------------------------------
LESS UNVESTED SHARES AS OF JUNE 30, 1998             (21,617)
PURSUANT TO THIS AGREEMENT
--------------------------------------------------------------------------------------------------------------------------
TOTAL VESTED SHARES AS OF JUNE 30, 1998 PURSUANT     108,089
TO THIS AGREEMENT
--------------------------------------------------------------------------------------------------------------------------

                                             7